U.S. SECURITIES AND EXCHANGE COMMISSION
 	Washington, D.C. 20549

	FORM 8-K


	CURRENT REPORT UNDER SECTION 13 OR 15(d)
	OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: December 23, 1997

_________________________________________________________________

	3D IMAGE TECHNOLOGY, INC.
	(Exact name of Registrant as specified in its charter)


Delaware				33-27627	76-0265438
(State of incorporation)		(Commission File Number)		(IRS Employer
	Identification No.)



5172-G Brook Hollow Parkway, Norcross, Georgia	30071
(Address of principal executive offices)		(Zip Code)


Registrant's telephone number,	(770) 416-8848
including area code:


	(Former name and former address, if changed since last report)





















	3D IMAGE TECHNOLOGY, INC.

	TABLE OF CONTENTS

Page


Item 1.	Termination of Proposed Acquisition of Control by
		VXL Holdings, Sdn. Bhd.	   				  3
































Item 1.	 Termination of Proposed Acquisition of Controlling
		 Interest by VXL Holdings Sdn. Bhd.

The Company has terminated its negotiations with VXL Holdings
Sdn. Bhd., a Malaysian company limited by shares, with its
principal offices located in Kuala Lumpur, Malaysia,   VXL
originally had offered to acquire up to 25 million new preferred shares of the Company for $5 million, with the first contribution to be in the amount of $3 million for 15 million preferred shares. The new preferred shares would vote on a par with the common shares and could be converted at VXL's election on the basis of two common shares for each preferred share The remaining investment of $2 million for an additional 10 million preferred shares would be made as needed for working capital, as determined by the Boards of Directors of the two companies. In addition, the existing $3 million loan to the Company by VXL, which is now in default, would be reinstated as current with a one year maturity, and would continue to bear interest. VXL would have the option during the one year period to convert the $3 million note into additional equity. The existing 1.5 million shares of the Company which are partial security for this loan, would be canceled as part of the original proposed transaction.

The Board of Directors of the Company approved this proposal in principal and determined to submit the proposal to the shareholders at a special meeting to be held on December 9, 1997. Subsequent to the initial offer and the acceptance in principal by the Company's Board of Directors, VXL modified the original offer. The new proposal called for an initial investment of only $1.3 million in return for 8,666,667 shares of preferred stock, with the preferred shares to have three votes per share. Any additional investment would be determined by VXL, if needed for the working capital of the Company. With the proposed three votes per share for the preferred stock, VXL would have obtained voting control of the Company for an investment of $1.3 million.

A number of shareholders of the Company indicated dissatisfaction with the new proposal, which was not submitted to or approved by the Board of Directors. The shareholders requested that the Special Meeting of the shareholders scheduled for December 9, 1997 be postponed to allow additional time to consider the new proposal
and any alternatives.   An agreed lock-up period to allow VXL time
to complete due diligence and to finalize the terms of the acquisition agreement expired on December 5, 1997. No final agreement containing all of the terms of the new VXL proposal was ever completed or executed. At the request of the shareholders, the Special Meeting was postponed until January 1998. On December
 18, 1997, VXL advised the Company that it would not pursue the acquisition.

	The Company has reinitiated discussions with other investment groups which had been suspended as a result of the agreed VXL lock-up period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D IMAGE TECHNOLOGY, INC.

December 23, 1997			/s/ Robert J. Hipple____________________________________
Date					ROBERT J. HIPPLE
Corporate Secretary


					3